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                                                                   EXHIBIT 10(b)



                          REPUBLIC GROUP INCORPORATED
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      AS AMENDED EFFECTIVE AUGUST 16, 1996


         This is a plan pursuant to which options to purchase the Common Stock, par value $1.00 per share (the "Common Stock"), of Republic Group Incorporated, a Delaware corporation formerly known as Republic Gypsum Company (the "Company"), are granted to non-employee directors of the Company. This plan is known as the Non-Employee Director Stock Option Plan (the "Plan"), and was originally effective August 7, 1989. The purpose of the Plan is to obtain and retain the services of qualified persons who are not full-time employees of the Company to serve as directors of the Company, and to demonstrate the Company's appreciation for their service upon its Board of Directors.

         Section 1. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"). The Board of Directors, in its discretion, may delegate any or all of its authority, powers and discretion under the Plan to a committee (the "Committee") of the Board of Directors; and the Board of Directors in its discretion may revest any or all such authority, powers and discretion in itself at any time. The Board of Directors, subject to the provisions of the Plan and Sections 2 and 4 in particular, shall have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

         Section 2. Number of Shares; Eligibility and Grants of Options. There is no maximum number of shares of Common Stock for which options may be granted under the Plan. The number of shares for which options may be granted shall be as determined by resolution of the Board of Directors from time to time. In the event that an option granted under the Plan expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter again be available for the purposes of this Plan. Each member of the Board of Directors serving on the effective date of the restated and amended Plan, who is not a full-time employee of the Company ("non-employee director"), shall be granted without further action by the Board of Directors or the Committee an option to purchase 2,000 shares of the Company's Common Stock on the effective date of the restated and amended Plan. Thereafter, on the first business day following each annual meeting of stockholders of the Company, each non-employee director shall be granted without further action by the Board of Directors or the Committee an option to purchase 2,000 shares of the Company's Common Stock. As soon as practicable after the grant of an option under the Plan, the Company and the non-employee director shall enter into a Stock Option Agreement evidencing the option so granted. Such agreement shall be in such form, consistent with the Plan, as the Board of Directors shall deem appropriate.

         Section 3. Adjustment of Number of Shares. In the event that a dividend or stock split hereinafter shall be declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock then subject to any outstanding option under the Plan and the number of shares as to which an option is to be granted to any non-employee director under Section 2 of the Plan shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split. In the event that the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company whether through reorganization, recapitalization or reclassification, then there shall be substituted for each share of Common Stock subject to or to be subject to any such option under
Section 2, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.
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         In the event there shall be any change, other than as specified above in this Section 3, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then the Board of Directors shall make such adjustment, if any, as it deems equitable in the number and/or kind of shares or other securities subject to outstanding options or subject to options to be granted under Section 2 hereof. In the case of any such substitution or adjustment as provided for in this Section, the option price for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section. No adjustment or substitution provided for in this Section 3 shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each option shall be limited accordingly.

         Section 4.       Exercise and Termination of Options.

                 (a) Subject to the provisions of Section 6 hereof, each option granted under the Plan shall be exercisable in full one (1) year following the grant of such option; provided, that the non-employee director has served as a non-employee director throughout such one-year period. If the non-employee director should cease to serve as a director during the one-year period by reason of death or permanent disability (of which the Board of Directors shall be the sole judge), each option granted under the Plan shall be exercisable in full on or after the date that the non-employee director ceases to serve as a director.

                 (b) The option price per share of the shares of Common Stock subject to an option granted under the Plan shall be 100% of the fair market value of a share of the Common Stock on the day the option is granted. The option price per share will be subject to adjustment in accordance with the provisions of Section 3 of the Plan. Any adjustment or determination made by the Board of Directors shall be conclusive. For purposes of the Plan, if the Common Stock is listed on a national securities exchange, the fair market value of a share of the Common Stock on any date shall be the closing sale price of such a share on such date on such exchange, or, if there is no closing sale price on such date, the closing sale price of such a share on such exchange on the last preceding date on which there was such a closing sale price.

                 (c) Each option shall automatically terminate upon the occurrence of the following events: (i) twelve months after the non-employee director ceases to be a director of the Company by reason of the non- employee director's death or permanent disability (of which the Board of Directors shall be the sole judge); or (ii) six months after the non-employee director ceases to be a director of the Company for any reason, other than as set forth in (i) above.

                 (d) Options granted under the Plan shall not be transferable by the nonemployee director other than to Permitted Transferees, as defined herein, or other than by will or, if he dies intestate, by the laws of descent and distribution of the state of domicile at the time of his death, and such options shall be exercisable during his lifetime only by such non-employee director, a Permitted Transferee, or by his guardian or legal representative. "Permitted Transferee" means a member of the non-employee director's immediate family, trusts for the benefit of such immediate family members, and partnerships in which such immediate family members are the only partners, provided that no consideration is provided for the transfer. Immediate family members shall include a non-employee director's descendants (children, grandchildren and more remote descendants), and shall include step-children and relationships arising from legal adoption.
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         Section 5.       Manner of Exercise of Option.  Options granted
hereunder shall be exercised by delivering to the Secretary of the Company, from time to time within the time limits specified in Section 4 hereof, a written notice specifying the number of shares the option holder then desires to purchase together with (a) a check payable in United States currency to the order of the Company for an amount equal to the option price for such number of shares, or (b) shares of Common Stock owned by the option holder duly endorsed to the order of the Company, with a fair market value equal to the option price for such number of shares, as of the close of business on the immediately preceding business day (determined in accordance with Section 4 hereof), or (c) any combination of the foregoing, and such other instruments or agreements duly signed by the option holder as in the opinion of counsel for the Company may be necessary or advisable in order that the issuance of such number of shares comply with the applicable rules and regulations under the Securities Act of 1933, any appropriate state securities laws or any requirement of any national securities exchange on which such stock may be traded. As soon as practical after any such exercise of an option in whole or in part, the Company will deliver to the option holder at the principal executive offices of the Company, a certificate for the number of shares with respect to which the option shall have been so exercised, issued in the option holder's name. Such stock certificate shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws. In addition, unless restricted by the Board of Directors, option holders may elect to pay the purchase price of shares of Common Stock purchased upon the exercise of Options in cash or through the constructive delivery at the time of such exercise of shares of Common Stock (valued at fair market value as of the date of exercise) already owned by the option holders, or any combination thereof, equivalent to the purchase price of such Options, and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto. Option holders also may elect to pay, unless restricted by the Board of Directors, the purchase price, in whole or in part, of shares of Common Stock purchased upon the exercise of Options through the Company's withholding of shares of Common Stock (valued at fair market value as of the date of exercise) that would otherwise be issuable upon exercise of such options equivalent to the purchase price of such Options and, as soon as practicable thereafter, a certificate representing the net number of shares so purchased shall be delivered to the person entitled thereto.

         Section 6. Change in Control. Notwithstanding any other provision of the Plan, in the event of a change in control, all outstanding stock options will automatically become fully exercisable. For purposes of this paragraph 6, the term "change in control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Board which occurs as follows:

                 (a) any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Company, a wholly-owned subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary or any trustee of such a plan, is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 35 percent or more of the total voting power of the Company's then outstanding voting stock.

                 (b) a tender offer (for which a filing has been made with the Securities Exchange Commission ("SEC") which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this paragraph (b), the change in control will be
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                          deemed to have occurred upon the first to occur of
                          (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Company with 35 percent of the total voting power of the Company's stock or (ii) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 35 percent or more of the total voting power of the Company's stock when the offer terminates; or

                 (c) individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

For purposes hereof, a person will be deemed to be the beneficial owner of any voting securities of the Company which it would be considered to beneficially own under Securities and Exchange Commission Rule 13d-3 (or any similar or superseding statute or rule) from time to time in effect.

         Section 7. Effective Date of Restated Plan. The effective date of the restated and amended Plan shall be August 16, 1996. It is the intent of the Company that the restated and amended Plan comply with new Rule 16b-3, issued by the Securities and Exchange Commission on May 31, 1996.

         Section 8. Amendment of the Plan. The Board of Directors shall have the right to amend, suspend or terminate this Plan at any time, and make modifications or amendments to such Plan; provided, however, that the approval by the affirmative vote of holders of a majority of the shares of Common Stock present or represented by proxy at a meeting of stockholders of the Company shall be required for any amendment if such approval is a condition of Securities and Exchange Commission Rule 16b-3 as it is applicable to the Plan at the time such amendment becomes effective. Termination or any modification or amendment of the Plan shall not, without the consent of a non-employee director, affect his rights under an option previously granted to him.

         Section 9.       Limitation of Rights.

                 (a) Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, expressed or implied, that the Company will retain a director for any period of time.

                 (b) An option holder shall have no rights as a stockholder with respect to the shares covered by his option until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.